EXHIBIT 4(b)

SBM Certificate Company

                              Statement Date:------
                                  Page -- of --

                                     Form of
                                ACCOUNT STATEMENT
                                   for period
                      -------------- through -------------

Client: -----------------------------   Account #:---------------
Tax ID Number: ----------------------

Certificate Type:                          -------------
Face-Amount:                               -------------
Effective Date:                            -------------
Maturity Date:                             -------------
Minimum Interest Rate:                     -------------

Beginning of Current Guarantee Period:     -------------
End of Current Guarantee Period:           -------------
Interest Rate (Current Guarantee Period):  -------------

Transactions this Period:


                           Principal                Ending    Ending
      Interest  Payment     Loan        Charges     Account   Surrender
Date  Credited  Received*  Withdrawals  Repayments  Applied     Value   Value**
----  --------  ---------  -----------  ----------  -------   --------- -------
----  --------  ---------  -----------  ----------  -------   --------- -------
----  --------  ---------  -----------  ----------  -------   --------- -------

----  --------  ---------  -----------  ----------  -------   --------- -------
----  --------  ---------  -----------  ----------  -------   --------- -------

----  --------  ---------  -----------  ----------  -------   --------- -------
----  --------  ---------  -----------  ----------  -------   --------- -------

----  --------  ---------  -----------  ----------  -------   --------- -------


** Does not reflect early withdrawal penalty or deferred sales charges.

For questions about this statement, please call us at 1-800-965-4999 (in Maryland, 301-656-4200). Or, you may write to us at 5101 River Road, Suite 101, Bethesda, MD, 20816, Attention: Administrative Services. We are available Monday-Friday 9:00 a.m. to 5:00 p.m. Eastern Standard Time.

PLEASE REFER TO THE REVERSE SIDE FOR ADDITIONAL INFORMATION


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Your Account Statements,  together with your Certificate Application, define the terms of your Certificate. Please keep this Statement for future reference. The following are definitions of terms used in your statement.

ACCOUNT VALUE - your principal investments(s), plus accrued interest, less withdrawals and applicable fees and charges.

CERTIFICATE - one of the face-amount certificates that we currently offer.

EFFECTIVE DATE - the date we accepted your application to purchase the Certificate.

FACE-AMOUNT - the amount that you invested at the time you purchased your Certificate.

GUARANTEE PERIOD - a time period that you selected to lock in the interest rate applicable to your principal investment for that period.

INTEREST RATE - the rate of interest that you earn on your Certificate. We guarantee the interest rate for the Guarantee Periods that you select. Interest compounds monthly, based on a 30-day month and a 360-day year.

MATURITY DATE - the date on which your Certificate matures. Series 703, 705, 707 and 710 Certificates mature 30, 30, 28 and 30 years after their respective Effective Dates.

MINIMUM INTEREST RATE - the minimum annual rate of interest you will earn on your principal investment during any Guarantee Period.

OUR, US, WE - SBM Certificate Company.

PRINCIPAL- the amount of your investment.

SURRENDER VALUE - the amount of your Account Value immediately prior to surrender, less any applicable withdrawal charge and early withdrawal penalty assessable at the time of surrender.

YOU, YOUR - the Certificate owner.


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